UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) At the annual meeting of stockholders (the “Annual Meeting”) of Celgene Corporation (the “Company”) held on June 12, 2013, the Company’s stockholders approved an amendment and restatement of the Company’s 2008 Stock Incentive Plan (the “Plan”) to, among other things:

•

Adopt an aggregate share reserve of 104,981,641 shares of our Common Stock. This number includes our current share reserve of 95,981,641 shares of our Common Stock and 9,000,000 additional new shares of our Common Stock.

•

Increase the maximum payment to an eligible employee under a cash-based performance award from $4,000,000 to $6,000,000 (prorated if the performance period is less than three consecutive fiscal years).

•	Extend the term of the Plan through April 17, 2023.

The Plan also includes certain changes that became effective April 17, 2013 and do not require stockholder approval. These changes include: (i) a revision to the definition of “retirement” to include a “Rule of 65” (age plus years of service totaling at least 65) with a minimum of two years of service and (ii) clarifications to provisions relating to Section 409A of the Internal Revenue Code relating to deferred compensation.

In addition to the foregoing, our stockholders reapproved the Section 162(m) performance goals under the Plan so that certain incentive awards granted under the Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code.

The foregoing is a brief summary of the principal provisions of the amendments to the Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended and restated, which Amended and Restated Plan is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of the Company was held on June 12, 2013.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Against	Withheld	Broker Non-Votes
Robert J. Hugin	269,728,914	N/A	31,230,784	55,460,890
Richard W. Barker, D.Phil.	275,600,140	N/A	25,359,558	55,460,890
Michael D. Casey	246,446,675	N/A	54,513,023	55,460,890
Carrie S. Cox	275,067,124	N/A	25,892,574	55,460,890
Rodman L. Drake	247,739,725	N/A	53,219,973	55,460,890
Michael A. Friedman, M.D.	247,687,357	N/A	53,272,341	55,460,890
Gilla Kaplan, Ph.D.	273,764,942	N/A	27,194,756	55,460,890
James J. Loughlin	273,555,246	N/A	27,404,452	55,460,890
Ernest Mario, Ph.D.	214,282,570	N/A	86,677,128	55,460,890

Proposal 2. Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013:

For	350,892,707
Against	4,282,652
Abstain	1,245,229
Broker Non-Votes	0

Proposal 3. Amendment and Restatement of the Company’s 2008 Stock Incentive Plan (the description of the amendments to the Plan contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference):

For	241,943,073
Against	58,595,008
Abstain	421,617
Broker Non-Votes	55,460,890

Proposal 4. Advisory Vote on Executive Compensation:

For	282,109,517
Against	18,324,147
Abstain	526,034
Broker Non-Votes	55,460,890

Proposal 5. Advisory Vote on Stockholder Proposal (described in more detail in the Proxy Statement). The proposal was not introduced by the proponent or his representative and therefore was not properly before the meeting for vote. However, had the proposal been properly introduced, it would not have received a majority of the votes cast.

(c) Not applicable.

(d) Not applicable.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 12, 2013, the Company issued a press release announcing the authorization of the repurchase of up to an additional $3.0 billion of the Company’s common stock. Purchases may be made in the open market or in privately negotiated transactions from time to time, as determined by the Company’s management and in accordance with applicable requirements of the Securities and Exchange Commission. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 17, 2013)

99.1	Press Release dated June 12, 2013. This exhibit is furnished pursuant to Item 7.01 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: June 12, 2013	By:	/s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 17, 2013)

99.1	Press Release dated June 12, 2013.